Exhibit 24.1

BancFirst Corporation

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of BANCFIRST CORPORATION, an Oklahoma corporation (“BancFirst”), does hereby constitute and appoint DAVID R. HARLOW, KEVIN LAWRENCE and RANDY FORAKER their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of BANCFIRST, as hereinafter set forth below their signature, to sign a shelf registration statement on Form S-3 for the registration of common stock of BANCFIRST, and any and all amendments to said registration statement and any and all instruments necessary or incidental in connection therewith; and

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned herby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 25th day of August 2022.

/s/ David E. Rainbolt	/s/ David R. Harlow
David E. Rainbolt	David R. Harlow
Executive Chairman	President, Chief Executive Officer and
Director

/s/ Dennis L. Brand	/s/ C. L. Craig, Jr.
Dennis L. Brand	C. L. Craig, Jr
Vice Chairman	Director

/s/ Joseph Ford
F. Ford Drummond	Joseph Ford
Director	Director

/s/ Joe R. Goyne
Joe R. Goyne	William O. Johnstone
Director	Vice Chairman

BancFirst Corporation
Power of Attorney

/s/ Mautra Staley Jones	/s/ Frank Keating
Mautra Staley Jones	Frank Keating
Director	Director

/s/ Bill G. Lance
Bill G. Lance	Dave R. Lopez
Director	Director

William Scott Martin	Tom H. McCasland, III
Director	Director

/s/ H. E. Rainbolt	/s/ Robin Roberson
H. E. Rainbolt	Robin Roberson
Chairman Emeritus	Director

/s/ Darryl W. Schmidt	/s/ Natalie Shirley
Darryl W. Schmidt	Natalie Shirley
Director	Director

/s/ Michael K. Wallace	/s/ Gregory G. Wedel
Michael K. Wallace	Gregory G. Wedel
Director	Director

G. Rainey Williams, Jr.
Director